UNITED OILFIELD SERVICES, INC.

                             UNDERWRITING AGREEMENT

                                                                Denver, Colorado

                                                             September ___, 1997

D.E. Frey & Company, Inc.
1700 Lincoln Street, Suite 2200
Denver, Colorado 80203

Gentlemen:

      United Oilfield Services, Inc., a Texas corporation (the "Company"), proposes to issue and sell through you (the "Underwriter") 1,000,000 shares of the Company's $.01 par value common stock (the "Shares"). The offering of the Shares is further described in the Registration Statement filed on Form S-1 with the United States Securities and Exchange Commissions (the "Commission").

      1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. In order to induce the Underwriter to enter into this Agreement, the Company represents and warrants as follows:

      (a) The Company has filed a Registration Statement (No. 333-_________) on Form S-1 pursuant to the Securities Act of 1933 (the "Act"), as amended, and the Registration Statement was declared effective on ______________, 1997 (the "Effective Date"). The Company has furnished to the Underwriter and to its legal counsel such copies, including original signature pages, as required under the rules and regulations of the Commission. As used in this Agreement, the term "Registration Statement" means the Registration Statement, including its Prospectus, the exhibits and financial statements, and all amendments including any amendments after the effective date of the Registration Statement. The term "Prospectus" means the prospectus filed as a part of Part I of the Registration Statement, including all pre-effective and post-effective amendments and supplements thereto.

      (b) The Registration Statement and all other documents previously filed or filed after the date hereof with the Commission conform and will conform with all of the requirements of the Act in all material respects. Neither the Registration Statement, the Prospectus nor the other material filed or to be filed with the Commission contains nor will contain any untrue statements of material fact nor are there or will there be any omissions of material facts required to be stated therein or that are necessary to make the statements therein not misleading, except that this warranty does not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by and with respect to you, or any dealer through you, expressly for use in the Registration Statement or Prospectus or any amendment or supplement thereto.
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      (c) The Company has obtained a CUSIP number for its common stock and the
Company has used its best efforts to qualify the Shares for offering in every state reasonably designated by the Underwriter. The materials previously filed or filed after the date hereof with any state do not and will not contain any untrue statements of material fact nor are there or will there be any omissions of material facts required to be stated therein or that are necessary to make the statements therein not misleading.

      (d) Karlins, Fuller, Arnold & Klodosky, P.C., whose reports appear in the Prospectus are, and during the periods covered by their reports were, independent accountants as required by the Securities Act and the applicable Rules and Regulations. The financial statements and schedules (including the related notes) included in the Registration Statement, any preliminary Prospectus or the final Prospectus, present fairly the financial position, the results of operations, and changes in financial position of the entities purported to be shown thereby at the dates and for the periods indicated; and such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods indicated.

            The financial information and related notes and schedules included in the Registration Statement, any preliminary Prospectus or the final Prospectus comply in all material respects with the requirements of the Securities Act and the Rules and Regulations and present fairly the financial position of the Company and its subsidiaries as of the dates indicated, and the results of operation for the periods therein specified. Such financial information, including the related notes and schedules, have been prepared on a basis consistent with the historical financial statements included in the Registration Statement, the Preliminary Prospectus and the Final Prospectus and give effect to assumptions made on a reasonable basis to give effect to historical and proposed transactions described in the Registration Statement, any preliminary Prospectus and the final Prospectus. The financial information and statistical data, and other data, set forth in the final Prospectus under the captions "Prospectus Summary--Financial and Operating Data," "Selected Financial Data," "Dilution" and "Capitalization" are derived from and prepared on a basis consistent with such financial information.

      (e) The outstanding capital stock of the Company has been duly and validly authorized, issued and is fully paid and nonassessable and conforms to all statements made in the Registration Statement and Prospectus with respect thereto. The Shares, Warrants (as defined in paragraph 6 hereof) and Warrant Shares (as defined in paragraph 6 hereof) have been duly and validly authorized and, when issued and delivered against payment as provided in this Agreement, will be validly issued, fully paid and nonassessable. The Shares and Warrant Shares, upon issuance, will not be subject to the preemptive rights of any shareholders of the Company. The Warrants, when sold and delivered, will constitute valid and binding obligations of the Company enforceable in accordance with their terms. A
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sufficient number of shares of common stock have been reserved for issuance upon exercise of the Warrants. The Shares, Warrant Shares and Warrants will conform to all statements in the Registration Statement and Prospectus. Upon delivery of and payment for the Warrants to be sold by the Company as set forth in this Agreement, the Underwriter and its designees will receive good and marketable title thereto, free and clear of all liens, encumbrances, charges and claims except those created by, through or under the Underwriter and except restrictions on transfer arising under federal and state securities laws and their rules and regulations. The Company will have on the Effective Date (as defined in paragraph 1(a) hereof) of the Registration Statement and at the time of delivery of such Warrants full legal right and power and all authorization and approval required by law to sell, transfer and deliver such Warrants in the manner provided hereunder.

      (f) The Company has been legally incorporated and is now, and always during the period of the offering will be, a validly existing corporation under the laws of the State of Texas, lawfully qualified to conduct the business for which it was organized and which it proposes to conduct. The Company is, and will continue to be, qualified to conduct business as a foreign corporation in each jurisdiction where the nature of its business requires such qualification.

      (g) The Company has an authorized capitalization of 15,000,000 shares of common stock ($.01 par value) and 3,000,000 shares of preferred stock. If all Shares are sold, the Shares will represent at least 20% of the Company's shares of common stock outstanding after the public offering. Common stock underlying outstanding options and warrants except the Warrants will be deemed to outstanding for purposes of determining the number of shares of the Company's common stock outstanding after the public offering. There are no outstanding options, warrants or other rights to purchase securities of the Company, however characterized, except as described in the Registration Statement. There are no securities of the Company, however characterized, held in its treasury. With respect to the offer to sell, sale, offer to purchase or purchase of any of its securities, the Company has not made any intentional or reckless violation of the antifraud provisions of the federal securities laws, rules or regulations promulgated thereunder or the laws, rules or regulations of any jurisdiction wherein such securities transactions or solicitations occurred.

      (h) The Company has caused each of its officers and directors and has used its best efforts to cause each of its other shareholders to enter into an agreement with the Underwriter pursuant to the terms of which each such person has agreed not to sell any shares owned directly or indirectly by such person for a period of 12 months from the effective date of the Registration Statement without the Underwriter's prior written consent. The Company has obtained such an agreement from shareholders owning at least ___% of the Company's outstanding common stock and no shareholders have refused to sign such an agreement.
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      (i) The Company has no subsidiaries except as described in the
Registration Statement. As described in the Registration Statement, the Company's business strategy includes the acquisition of additional business operations. However, the Company has no agreement, plans, arrangements or understandings with respect to acquiring additional subsidiaries, businesses, existing business operations or engaging in mergers with or the acquisition of any companies.

      (j) Except as disclosed in the Registration Statement and the Prospectus, the Company does not have any contingent liabilities, obligations, or claims nor has it received threats of claims or regulatory action. Further, except as disclosed in the Registration Statement and the Prospectus, subsequent to the date information is given in the Registration Statement and Prospectus, and prior to the close of the offering: (a) there shall not be any material adverse change in the management or condition, financial or otherwise, of the Company or in its business taken as a whole; (b) there shall not have been any material transaction entered into bv the Company other than transactions in the ordinary course of business; (c) the Company shall not have incurred any material obligations, contingent or otherwise, which are not disclosed in the Registration Statement and the Prospectus; (d) there shall not have been nor will there be any change in the capital or long term debt (except current payments) of the Company; and (e) the Company has not and will not have paid or declared any dividends or other distributions on its common shares.

      (k) The Company's securities, however characterized, are not subject to preemptive rights.

      (l) The Company will have the legal right and authority to enter into this Underwriting Agreement upon its execution, to effect the proposed sale of the Shares, to execute the Warrants and to effect all other transactions contemplated by this Agreement.

      (m) The Company knows of no person who rendered any services in connection with the introduction of the Company to the Underwriter. No broker's or other finder's fees are due and payable by the Company and none will be paid by it.

      (n) The Company is eligible to use Form S-l for the offering of the Shares.

      (o) The Company and its affiliates are not currently offering any securities nor has the Company or its affiliates offered or sold any securities except as required to be described in the Registration Statement.
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      (p) The Company will not file any amendment or supplement to the
Registration Statement, Prospectus, or exhibits if the Underwriter and its counsel have not been furnished a copy three days prior to any such filing, or if the Underwriter or its counsel have objected in writing to the filing of the amendment or supplement.

      (q) The Company possesses adequate certificates or permits issued by the appropriate federal, state and local regulatory authorities necessary to conduct its business and to retain possession of its properties. The Company has not received any notice of any proceeding relating to the revocation or modification of any of these certificates or permits.

      (r) The Company has filed all tax returns required to be filed and is not in default in the payment of any taxes which have become due pursuant to any law or any assessment.

      (s) The Company has marketable title to all properties including intellectual properties described in the Registration Statement as owned by it. The properties are free and clear of all liens, charges, encumbrances, or restrictions, however characterized, except as described in the Registration Statement. All of the contracts, leases, subleases, patents, copyrights, licenses and agreements, however characterized, under which the Company holds its properties as described in the Registration Statement are in full force and effect. The Company is not in default under any of the material terms or provisions of any contracts, leases, subleases, patents, copyrights, licenses or agreements under which the Company holds its properties. There are no known claims against the Company concerning the Company's rights under the leases, subleases, patents, copyrights, licenses and agreements and concerning its right to continued possession of its properties.

      (t) All original documents and other information relating to the Company's affairs has and will continue to be made available upon request to the Underwriter or to its counsel at the Underwriter's office or at the office of the Underwriter's counsel and copies of any such documents will be furnished upon request to the Underwriter and to its counsel. Included within the documents made available have been at least the Articles of Incorporation and any Amendments, Minutes of all of the meetings of the Incorporators, Directors and Share holders, all financial statements and copies of all contracts, leases, patents, copyrights, licenses or agreements to which the Company is a party or in which the Company has an interest

      (u) The Company has appointed American Securities Transfer & Trust, Inc. Denver, Colorado, as the Company's transfer agent. The Company will continue to retain a transfer agent reasonably satisfactory to the Underwriter for so long as the Company is subject to the reporting requirements under Section 12(g)or
Section 15(d) of the Securities Exchange Act of 1934. The Company will make arrangements to have available at the office
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D.E. Frey & Company, Inc.
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of the transfer agent sufficient quantities of the Company's common stock certificates as may be needed for the quick and efficient transfer of the Shares.

      (v) The Company will use the proceeds from the sale of the Shares as set forth in the Registration Statement and Prospectus.

      (w) There are no contracts or other documents required to be described in the Registration Statement or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

      (x) The Company is not in material default under any of the contracts, leases, licenses or agreements to which it is a party. The proposed offering of the Shares will not cause the Company to become in material default under an of its contracts, leases, subleases, patents, copyrights, licenses or agreements nor will it create a conflict between the Company and any of the contracting parties to the contracts, leases and other agreements. Further, the Company is not in material default in the performance of any obligation, agreement or condition contained in any debenture, note or other evidence of indebtedness or any indenture or loan agreement of the Company. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated and compliance with the terms of this Agreement will not conflict with or result in a breach of any of the material terms, conditions or provisions of, or constitute a material default under, the Articles of Incorporation or Bylaws of the Company, as amended, or any note, indenture, mortgage, deed of trust, or other agreement or instrument to which the Company is a party or by which it or any of its property is bound, or any existing law, order, rule, regulation, writ, injunction, or decree of any government, governmental instrumentality, agency or body, arbitration tribunal or court, domestic or foreign, having jurisdiction over the Company or its property. The consent, approval, authorization, or order of a court or governmental instrumentality, agency or body is not required for the consummation of the transactions herein contemplated except such as may be required under the Act, under the Blue Sky or securities laws of any state or jurisdiction, or the rule of the NASD (as defined herein). There are no contracts or other documents which are required to be filed as exhibits to the Registration Statement by the Act or its rules and regulations which have not been so filed. Each contract to which the Company is a party has been duly and validly executed, is in full force and effect in all material respects in accordance with its respective terms, and no contracts have been assigned by the Company, except as disclosed in the Registration Statement and Prospectus. The Company knows of no present situation, condition or fact which would prevent compliance with the terms of such contracts. Except for amendments or modifications of contracts in the ordinary course of business and except as disclosed in the Registration Statement and Prospectus, the Company has no intention of exercising any right which would cancel any of its obligations under any contract, and has no knowledge
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D.E. Frey & Company, Inc.
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that any other party to any contract, in which the Company has an interest, has any intention not to render full performance under such contract.

      (y) The Company has not made any representation, whether oral or in writing, to anyone, whether an existing shareholder or not, that any of the Shares will be reserved or directed to them during the proposed public offering.

      (z) Except as disclosed in the Registration Statement and Prospectus, there is and prior to the close of the offering of the Shares to the public there will be, no action, suit or proceeding before any court or governmental agency, authority or body pending or to the knowledge of the Company threatened which might result in judgments against the Company not adequately covered by insurance or which collectively might result in any material adverse change in the condition (financial or otherwise), the business or the prospects of the Company, or would materially affect the properties or assets of the Company.

      (aa) No unregistered securities of the Company, of an affiliate or of a predecessor of the Company have been sold within three years prior to the date hereof, except as disclosed in the Registration Statement.

      (bb) Except as set forth in the Effective Prospectus and the Final Prospectus, there is, and at the Closing Date there will be, no action, suit or proceeding before any court, arbitration tribunal or governmental agency pending, or to the knowledge of the Company, threatened, which might result in judgments against the Company not adequately covered by insurance or which collectively might result in any material adverse change in the condition (financial or otherwise), the business or the prospects of the Company, or which would materially affect the properties or assets of the Company.

      (cc) Neither the Company nor any of its subsidiaries has, directly or indirectly, at any time (x) made any contributions to any candidate for political office, or failed to disclose fully any such contribution, in violation of law; (y) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by all applicable laws; or (z) violated nor is it in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended.

      (dd) Neither the Company nor any of its subsidiaries has any liability, known or unknown, matured or not matured, absolute or contingent, assessed or unassessed, imposed or based upon any provision of, or has received notice of any potential liability under, any foreign, federal, state or local law, rule or regulation or the common law, or any tort, nuisance or absolute liability theory, or under any code, order, decree, judgment or injunction applicable to the Company or any of its subsidiaries relating to public health or
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D.E. Frey & Company, Inc.
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September ___, 1997

safety, worker health or safety or pollution, damage to or protection of the environment, including, without limitation, laws relating to damage to natural resources, emissions, discharges, releases or threatened releases of hazardous materials into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), or otherwise relating to the manufacture, processing, use treatment, storage, generation, disposal, transport or handling of hazardous materials. As used herein, "hazardous material" includes chemical substances, wastes, pollutants, contaminants, hazardous or toxic substances, constituents, materials or wastes, whether solid, gaseous or liquid in nature.

      (ee) The Company knows of no promoter, founder, affiliate, control person or other person who by contract or otherwise exerts any influence over management policies or decisions, either directly or indirectly except as set forth in the Registration Statement and Prospectus.

      All of the above representations and war warranties shall survive the performance or termination of this Agreement.

      2. REPRESENTATIONS AND WARRANTIES OF THE UNDERWRITER. The Underwriter represents and warrants as follows:

      (a) It is registered as a broker-dealer with the Commission, in good standing with the Colorado Division of Securities and is registered, to the extent registration is required, with the appropriate governmental agency in each state in which it offers or sells the shares and is a member of the National Association of Securities Dealers, Inc. ("NASD") and will use its best efforts to maintain such registrations, qualifications and memberships throughout the term of the offering.

      (b) To the knowledge of the Underwriter, no action or proceeding is pending against the Underwriter or any of its officers or directors concerning the Underwriter's activities as a broker or dealer that would affect the Company's offering of the Shares.

      (c) The Underwriter will offer the Shares only in those states and in the quantities that are identified in the Blue Sky Memorandum from the Company's counsel to the Underwriter that the offering of the Shares has been qualified for sale under the applicable state statutes and regulations. The Underwriter, however, may offer the Shares in other states if (i) the transaction is exempt from the registration requirements in that state, (ii) the Company's counsel has received notice ten days prior to the proposed sale, and (iii) the Company's counsel does not object within said ten day period.
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      (d) The Underwriter, in connection with the offer and sale of the Shares and in the performance of its duties and obligations under this Agreement, agrees to use its best efforts to comply with all applicable federal laws; the laws of the states or other jurisdictions in which the Shares are offered and sold; and the Rules and Regulations of the NASD.

      (e) The Underwriter is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado with all requisite power and authority to enter into this Agreement and to carry out its obligations hereunder.

      (f) This Agreement has been duly authorized, executed and delivered by the Underwriter and is a valid agreement on the part of the Underwriter.

      (g) Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will result in any breach of any of the terms or conditions of, or constitute a default under, the articles of incorporation or bylaws of the Underwriter or any indenture, agreement or other instrument to which the Underwriter is a party or violate any order directed to the Underwriter of any court or any federal or state regulatory body or administrative agency having jurisdiction over the Underwriter or its affiliates.

      (h) The Underwriter knows of no person who rendered any services in connection with the introduction of the Company to the Underwriter. No person acting by, through or under the Underwriter will be entitled to receive from the Underwriter or from the Company any finder's fees or similar payments.

      (i) The written information provided by the Underwriter for inclusion in the Registration Statement and Prospectus consists of certain information on the front and back Prospectus cover pages, and that set forth under "Underwriting" in the Prospectus.

      (j) The Underwriter will, reasonably promptly after the Closing date, supply the Company with such information as the Company may reasonably request to be supplied to the securities commissions of such states in which the Shares have been qualified for sale.

      All of the above representations and warranties shall survive the performance or termination of this Agreement.

      3. EMPLOYMENT OF THE UNDERWRITER. In reliance upon the representations and warranties and subject to the terms and conditions of this Agreement:

      (a) The Company employs the Underwriter as its exclusive agent to sell for the Company's account the Shares, on a cash basis only, at a price of $______ per Share. The Underwriter agrees to use its best efforts, as agent for the Company, to sell the Shares
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subject to the terms and conditions set forth in this Agreement. It is understood between the parties that there is no firm commitment by the Underwriter to purchase any or all of the Shares.

      (b) The obligation of the Underwriter to offer the Shares is subject to receipt by it of written advice from the Commission that the Registration Statement is effective, is subject to the Shares being qualified for offering under applicable laws in the states as may be reasonably designated by the Underwriter, is subject to the absence of any prohibitory action by any governmental body, agency or official, and is subject to the terms and conditions contained in this Agreement and in the Registration Statement covering the offering to which this Agreement relates.

      (c) The Company and the Underwriter agree that unless the Shares to be offered, as set forth in the Registration Statement and Prospectus, are sold within 30 days after the Effective Date (which period may be extended for an additional period not to exceed 30 days by mutual agreement between the Company and the Underwriter), the agency between the Company and the Underwriter will terminate. If the agency between the Company and the Underwriter terminates, the full proceeds which have been paid for the Shares shall be returned to the purchasers. Prior to the sale of all of the Shares to be offered, all proceeds received from subscriptions will be deposited in an escrow account entitled "United Oilfield Services, Inc. Escrow Account" with Colorado State Bank, N.A., Denver, Colorado.

      (d) The Company, the Underwriter and Colorado State Bank, N.A., Denver, Colorado, will, prior to the beginning of the offering of the Shares, enter into a fund escrow agreement in form satisfactory to the parties. The parties mutually agree to faithfully perform their obligations under the fund escrow agreement. The Underwriter will promptly deliver the funds into the escrow account in accordance with Rule 15(c)2-4 of the Securities Exchange Act of 1934, as amended, but in any event not to exceed five business days after receipt of such funds.

      (e) The Underwriter shall have the right to associate with other underwriters and dealers as it may determine and shall have the right to grant to such persons such concessions out of the commissions to be received by the Underwriter as the Underwriter may determine, under and pursuant to a Select Dealers Agreement in the form filed as an exhibit to the Registration Statement.

      (f) Subject to the sale of all of the Shares, the Company agrees to pay to the Underwriter a sales commission computed at the rate of $_____ (8 1/2% of the public offering price) for each of the Shares sold by the Underwriter at the public offering price of $____ per Share; provided however that the Company shall have delivered a list of potential purchasers to the Underwriter 10 days prior to the date hereof and sales to persons named in such list
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will entitle the Underwriter to a 4% sales commission in lieu of the 8 1/2%
sales commission set forth herein. This commission shall be payable upon the release of the funds which have been deposited in the escrow account.

      4. EXPENSES OF THE UNDERWRITER.

      (a) Subject to the sale of all of the Shares and subject to the provisions of paragraph 13(e) hereof, the Company shall reimburse the Underwriter for its expenses on a nonaccountable basis in an amount equal to 3% of the gross proceeds received in the offering. The Underwriter acknowledges that it has received $25,000 of the nonaccountable expense allowance as of the date hereof. Subject to the provisions of paragraph 13(e) hereof, the remaining nonaccountable expense allowance is due on the release of the funds in the escrow account to the Company.

      (b) Except as stated in subparagraph 13(e) of this Agreement, the Underwriter agrees that out of its nonaccountable expense allowance the Underwriter will pay all costs incurred or to be incurred by the Underwriter or by its personnel in connection with the offering of the Shares, except those to be paid by the Company as described in paragraph 5 hereof.

      5. EXPENSES OF THE COMPANY. The Company agrees that it will pay the following fees and expenses:

      (a) All fees and expenses of its legal counsel who will be engaged to prepare certain information, documents and papers for filing with the Commission and with state or local securities authorities;

      (b) All fees and expenses of its accountants incurred in connection with the offering of the Shares and the preparation of all documents and filings made as part of the offering;

      (c)   All costs in issuing and delivering the Shares;

      (d) All costs of printing and delivering to the Underwriter and dealers as many copies of the Registration Statement and amendments, preliminary Prospectuses and definitive Prospectuses as reasonably requested by the Underwriter;

      (e) All of the Company's mailing, telephone, travel, clerical and other office costs incurred or to be incurred in connection with the offering of the Shares;
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      (f) All fees and costs which may be imposed by the Commission, the various state or local securities authorities and the NASD for review of the offering of the Shares;

      (g) All other expenses incurred by the Company in performance of its obligations under this Agreement.

      6.    WARRANTS.

      (a) Subject to the sale of all of the Shares, the Company agrees to sell to the Underwriter warrants to purchase common stock ("Warrants") for a purchase price of $100 entitling the Underwriter to purchase shares of the Company's common stock in an amount equal to 10% of the Shares sold in the offering.

      (b) The Warrants may not be exercised for a period of 12 months following the Effective Date. However, if the Company plans to merge, reorganize or take any other action that would terminate the Warrants, the Warrants will be exercisable immediately prior to such action. The Company will provide the Underwriter with notice of any tender offer being made for the Company's shares as soon as practicable after the Company becomes aware of such tender offer. The Warrants will be exercisable for a period of four years, such period to begin 12 months after the Effective Date. If the Warrants are not exercised during their term, they will by their terms automatically expire. The purchase price of the shares underlying the Warrants will be 120% of the offering price of the Shares hereunder during the period that the Warrants are exercisable. The Company will set aside and at all times have available a sufficient number of shares of its common stock to be issued upon the exercise of the Warrants. The shares underlying the warrants are hereinafter called "Warrant Shares" which term shall include all shares of common stock that have been issued upon the exercise of the Warrants and all unissued shares of common stock underlying the Warrants. The Warrants may not be sold, transferred, assigned, or hypothecated for a period of 12 months after the Effective Date except to officers of the Underwriter, except as a result of the death of any such officer and except to successors to the Underwriter's business.

      (c) The Warrants will be evidenced by certificates issued by the Company and delivered to the Underwriter, which shall contain such terms and conditions as are required by the Underwriter, including anti-dilution provisions reasonably acceptable to the Underwriter relating to stock splits, stock dividends and other like matters. Any transfer of the Warrants by the Underwriter to any person must be made in compliance with the Act.

      (d) The Underwriter agrees that the Warrants and any certificates representing the Warrant Shares will bear the following legend:
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D.E. Frey & Company, Inc.
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            "The securities represented by this Certificate may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Securities Act of 1933 (the "Act"), or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company."

      (e) Upon written request of the Underwriter made at any time within the period beginning one year and ending five years after the Effective Date, the Company will file, no more than once, a registration statement under the Act, registering the Warrants and Warrant Shares. The Company will use its best efforts to qualify or register the Warrants and Warrant Shares for sale in at least the same states as the Shares were registered or qualified. If Warrants are registered or qualified, the Company agrees to take whatever actions are necessary so that during the next 12 months after the effective date of such registration or qualification, a current registration statement relating to the Warrant Shares will be effective with the Commission. The Company agrees to use its best efforts to cause the registration statement to become effective. All expenses of such registration or qualification including, but not limited to, legal, accounting, and printing fees, will be borne by the Company.

      (f) The Company agrees that, if at any time within the period beginning one year and ending 5 years after the Effective Date, it should file a registration statement with the Commission pursuant to the Act or file a Regulation A Offering Statement under the Act, regardless of whether some of the holder(s) of the Warrants and Warrant Shares have availed itself (themselves) of the right provided in paragraph 6(e) above, the Company, at its own expense, will offer the holders the opportunity to register or qualify the Warrants and Warrant Shares, limited in the case of a Regulation A offering to the amount of the available exemption. This paragraph is not applicable to a registration statement filed by the Company with the Commission on Form S-8 or any other inappropriate form.

      (g) In addition, the Company will cooperate, within the period beginning one year and ending five years after the Effective Date, with the then holder(s) of at least 51% of the Warrant Shares in preparing and signing any registration statement or Regulation A Offering Statement, in addition to the registration statements and Regulation A Offering Statements discussed above, required in order to sell or transfer the Warrants or Warrant Shares and will supply all information required, but such additional registration statement or Offering Statement shall be at the then holders' cost and expense.

      (h) The Company will not be required to pay any underwriting commissions, discounts or similar expenses relating to the Warrants and/or Warrant Shares that are registered or qualified pursuant to paragraph 6(e), (f) or (g) of this Agreement.

D.E. Frey & Company, Inc.
Page 14
September ___, 1997

      7. THREAT OF REGULATORY ACTION. The Company and the Underwriter agree to advise each other immediately and confirm in writing the receipt of any threat of or the initiation of any steps or procedures which would impair or prevent the right to offer the Shares or the issuance of any "suspension orders" or other prohibitions or preventing or impairing the proposed offering of the Shares. In the case of the happening of any such event, neither the Company nor the Underwriter will acquiesce in such steps, procedures or suspension orders if such acquiescence would adversely affect the other party and, in such event, each party agrees to actively defend any such actions or orders unless both parties agree in writing to acquiesce in such actions or orders or unless counsel for each party advises the parties that the probability of successfully defending against such actions or orders is remote.

      8. FURTHER AGREEMENTS OF THE COMPANY. The Company further agrees with the Underwriter as follows:

      (a) The Company will advise the Underwriter as soon as the Company is advised of any comments by the Commission, of any request made by the Commission for an amendment to the Registration Statement or Prospectus or for supplemental information, and of any order or of the institution of any adverse proceedings with respect to the offering of the Shares. The Company will immediately deliver to the Underwriter copies of any papers involved.

      (b) The Company will use its best efforts to qualify the sale of the Shares in such states as shall be reasonably designated by the Underwriter. The officers, directors, promoters and shareholders of the Company will comply with applicable state escrow requirements, including those pertaining to the escrow of shares, provided that the period of escrow shall not exceed two years from the Effective Date and provided that the period of escrow shall only be based upon the passage of time.

      (c) The Company will provide the Underwriter and its counsel with copies of all applications for the registration of Shares filed with the various state authorities and will provide the Underwriter and its counsel with copies of all comments and orders received from these authorities.

      (d) The Company will deliver to the Underwriter and to other broker-dealers as directed by the Underwriter as many copies of preliminary Prospectuses as the Underwriter may reasonably request. The Company will deliver to the Underwriter and to other broker-dealers as requested by the Underwriter as many copies of the definitive Prospectus as the Underwriter may reasonably request during the period of the offering and for 25 days thereafter.

D.E. Frey & Company, Inc.
Page 15
September ___, 1997

      (e) The Company will furnish the Underwriter for so long as the Company's common stock is registered under the Securities Exchange Act of 1934 with:

            (i) Within 90 days after the close of each fiscal year of the Company, a financial report of the Company and its subsidiaries on a consolidated basis, such report to include such information in such form as the Company shall be required to include in reports for that fiscal year to be filed with the Commission and such report to he certified by independent public accountants;

            (ii) Within 60 days after the end of each quarterly fiscal period of the Company other than the last quarterly fiscal period in any fiscal year, copies in printable form of the financial statements of the Company and its subsidiaries on a consolidated basis, for that period and as of the end of that period, which financial statements shall include a narrative discussion of such financial statements and of the business conducted by the Company and its subsidiaries during such fiscal quarter and such information in such form as the Company shall be required to include in reports for that period to be filed with the Commission, all subject to year-end adjustment, signed by the principal financial or accounting officer of the Company;

            (iii) As soon as is available, a copy of each report of the Company mailed to shareholders or filed with the Commission;

            (iv) Copies of all news, press or public information releases 24 hours prior to when such are made; and

            (v) Upon request in writing from the Underwriter, such other information as may reasonably be requested concerning the properties, business and affairs of the Company and its subsidiaries.

      (f) The Company agrees to notify the Underwriter immediately within the 90 day period after the Effective Date of any event that materially affects the Company or its securities and that should be set forth in an amendment or supplement to the Prospectus in order to make the statements made therein not misleading. Similarly, the Company agrees to as soon as possible thereafter prepare and furnish to the Underwriter as many copies as the Underwriter may request of an amended Prospectus or a supplement to the Prospectus in order that the Prospectus as amended or supplemented will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or that is necessary in order to make the statements made therein not misleading.

D.E. Frey & Company, Inc.
Page 16
September ___, 1997

      (g) The Company will file with the appropriate state securities commissioners any sales and other reports required by the rules and regulations of such agencies and will supply copies to the Underwriter.

      (h) The Company will make a filing under Section 12(g) of the Securities Exchange Act of 1934, as amended, on Form 8-A with respect to its common stock and will cause it to become effective on or before the Effective Date. The Company agrees to deliver a copy of the Form 8-A to the Underwriter and to its counsel when filed.

      (i) Except with the Underwriter's approval, the Company agrees that the Company will not do the following until (a) the completion of the offering of the Shares, or (b) the termination of this Agreement, or (c) 90 days after the Effective Date, whichever occurs later:

            (i) Undertake or authorize any change in its capital structure or authorize, issue, or permit any public or private offering of additional securities;

            (ii) Authorize, create, issue, or sell any funded obligations, notes or other evidences of indebtedness, except in the ordinary course of business and within 12 months of their creation;

            (iii) Consolidate or merge with or into any other corporation; or

            (iv) Create any mortgage or any lien upon any of its properties or assets except in the ordinary course of its business.

      (j) For so long as the Company's common stock is registered under the Securities Exchange Act of 1934, as amended, the Company will hold an annual meeting of shareholders for the election of directors within 180 days after the end of each of the Company's fiscal years and, within 180 days, after the end of each of the Company's fiscal years, will provide the Company's shareholders with the audited financial statements of the Company as of the end of the fiscal year just completed prior thereto. Such financial statements shall be those required by Rule 14a-3 under the Securities Exchange Act of 1934, as amended, and shall be included in an annual report meeting the requirements of the Rule. Further, the Company agrees to make available to the Underwriter and the Company's shareholders in printable form within 60 days after the end of each fiscal quarter of the Company (other than the last fiscal quarter in any fiscal year) reasonably itemized financial statements of the Company and its subsidiaries for the fiscal quarter just ended and a narrative discussion of such financial statements and the business conducted bv the Company and its subsidiaries during such quarter.

D.E. Frey & Company, Inc.
Page 17
September ___, 1997

      (k) As soon as practical, but in any event not later than 15 months after the Effective Date, the Company will make generally available to its securities holders, according to Section 11(a) of the Act, a consolidated statement of operations of the Company and its subsidiaries in reasonable detail covering a period of at least 12 months beginning after the Effective Date and will advise the Underwriter in writing that such statement has been made available.

      (l) Within 30 days after the successful termination of the offering of the Shares, the Company agrees to submit information about the Company to be included in various securities manuals, including Moody's OVER-THE-COUNTER MANUAL and Standard & Poor's STANDARD CORPORATION RECORDS to facilitate secondary trading in the Shares.

      (m) The Company agrees to cause the stock certificates of all of the current shareholders of the Company and of any future officers or directors of the Company to be clearly legended as being restricted against transfer without compliance with the Act and to cause the Company's transfer agent to put stop transfer instructions against such stock certificates.

      (n) Subject to the sale of all of the Shares, the Company agrees that for a period of two years from the Effective Date, the Underwriter shall have a preferential right to purchase for its account or to sell for the account of the Company or its subsidiaries any securities with respect to which the Company or its subsidiaries may seek a public or private offering for cash. The Company will consult the Underwriter with regard to any such covered offering for cash and will offer the Underwriter the opportunity to purchase or sell any such securities on terms not less favorable to the Company or its subsidiaries than it or they can secure elsewhere. The Underwriter shall have 20 days in which to accept such offer. If the Underwriter rejects such offer, the Company shall be able to sell such securities on terms not less favorable than those offered to the Underwriter. If such securities are not sold within a period of 120 days, the Underwriter shall once again have the rights specified herein with respect to the sale or purchase of such securities.

      (o) The officers and directors of the Company at the time of the filing of the Company's Registration Statement and at the effective date of the Company's Registration Statement must be reasonably acceptable to the Underwriter.

      9. COMPANY'S INDEMNIFICATION. The Company shall indemnify and hold harmless each Underwriter and their respective officers, directors, employees and agents against any and all loss, claim, damage or liability, joint or several, to which such Underwriter or such person ("covered person") may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, or liability (or action with respect thereto) arises out of or is based upon (a) any violation of any registration requirements; (b) any improper use of

D.E. Frey & Company, Inc.
Page 18
September ___, 1997

sales literature by the Company; (c) any untrue statement or alleged untrue statement made by the Company in Paragraph 1 hereof; (d) any untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement, any Preliminary Prospectus, the Effective Prospectus, or the Final Prospectus or any amendment or supplement thereto, or (ii) in any application or other document, executed by the Company specifically for such application or based upon written information furnished by the Company, filed in order to qualify the Shares under the securities laws of the states where filings were made (any such application, document, or information being hereinafter called "Blue Sky Application"); or (e) the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus, the Final Prospectus or any amendment or supplement thereto or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading; and shall reimburse the Underwriter or covered person for any legal or other reasonable expenses incurred by such Underwriter or covered person in connection with investigating or defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action, notwithstanding the possibility that payments for such expenses might later be held to be improper, in which case the person receiving them shall promptly refund them; except that the Company shall not be liable in any such case to the extent, but only to the extent, that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company through the Underwriter specifically for use in the preparation of the Registration Statement, any Preliminary Prospectus, and the Final Prospectus or any amendment or supplement thereto, or any Blue Sky Application.

      10. UNDERWRITER'S INDEMNIFICATION. The Underwriter shall indemnify and hold harmless the Company against any and all loss, claim, damage or liability, joint or several, to which the Company may become subject under the Securities Act or otherwise, insofar as such loss, claim, damage, liability (or action in respect thereto) arises out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement, any Preliminary Prospectus, or the Final Prospectus or any amendment or supplement thereto or (ii) in any Blue Sky Application; or (b) the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus, the Final Prospectus or any amendment or supplement thereto or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading; except that such indemnification shall be available in each such case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon information and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for use in the preparation thereof; and shall reimburse any legal or other expenses reasonably incurred by the Company in connection with the investigation or defending against any such loss, claim, damage, liability, or action.

D.E. Frey & Company, Inc.
Page 19
September ___, 1997

      10A. RIGHT TO PROVIDE DEFENSE. Promptly after receipt by an indemnified party under Paragraph 9 or 10 above of written notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such section, notify the indemnifying party in writing of the claim or the commencement of that action; the failure to notify the indemnifying party shall not relieve it of any liability which it may have to an indemnified party, except to the extent that the indemnifying party did not otherwise have knowledge of the commencement of the action and the indemnifying party's ability to defend against the action was prejudiced by such failure. Such failure shall not relieve the indemnifying party from any other liability which it may have to the indemnified party or any person identified in Paragraph 11 below. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under such section for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation.

      11. CONTRIBUTION. If the indemnification provided for in Paragraphs 9 and 10 of this Agreement is unavailable or insufficient to hold harmless an indemnified party, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages, or liabilities referred to in Paragraphs 9 or 10 above (a) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Shares; or (b) if the allocation provided by clause (a) above is not permitted by applicable law, in such proportion as is appropriate to reflect the relative benefits referred to in clause (a) above but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages, or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriter shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting commission and un-itemized expenses received by the Underwriter, in each case as set forth in the table on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether the untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or the Underwriter and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such untrue statement or omission. For purposes of this Paragraph 11, the term "damages" shall include any counsel fees or other expenses reasonably incurred by the Company or the Underwriter

D.E. Frey & Company, Inc.
Page 20
September ___, 1997

in connection with investigating or defending any action or claim which is the subject of the contribution provisions of this Paragraph 11. Notwithstanding the provisions of this Paragraph 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares sold by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of any such untrue statements or omissions. No person adjudged guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect of which contribution may be sought, it shall promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service shall not relieve the party from whom contribution may be sought from any obligation it may have hereunder or otherwise.

      11A. REIMBURSEMENT OF UNDERWRITER. In addition to its obligations under Paragraph 9 of this Agreement, the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any loss, claim, damage, or liability described in Paragraph 9 of this Agreement, it will reimburse the Underwriter on a monthly basis (or more often, if requested) for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's obligation to reimburse the Underwriter for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any portion, or all, of any such interim reimbursement payments are so held to have been improper, the Underwriter shall promptly return such amounts to the Company together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit rating) announced from time to time by Colorado State Bank of Denver, Denver, Colorado (the "Prime Rate"). Any such interim reimbursement payments that are not made to the Underwriter within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request until the date paid.

      11B. REIMBURSEMENT OF THE COMPANY. In addition to their obligations under Paragraph 10 of this Agreement, the Underwriter agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any loss, claim, damage or liability described in Paragraph 10 of this Agreement, it will reimburse the Company on a monthly basis (or more often, if requested)

D.E. Frey & Company, Inc.
Page 21
September ___, 1997

for all reasonable legal or other expenses incurred by the Company in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Underwriter's obligation to reimburse the Company for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any portion, or all, of any such interim reimbursement payments are so held to have been improper, the Company shall promptly return such amounts to the Underwriter together with interest, compounded daily, determined on the basis of the Prime Rate. Any such interim reimbursement payments that are not made to the Company within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request until the date paid.

      12. CONDITIONS PRECEDENT TO THE CLOSING OR RELEASE DATE. All obligations of the Underwriter and the Closing or Release Date (as defined below) under this Agreement are subject to the following conditions precedent:

      (a) Counsel for the Underwriter shall have completed a review of the form and content of the Registration Statement and Prospectus, of the organization and present legal status of the Company and of the legality and validity of the authorization and issuance of the issued and outstanding stock of the Company and of the Shares.

      (b) The Company shall have performed all of its obligations under this Agreement. All of the statements, representations and warranties contained in this Agreement shall be complete and true.

      (c) From the date of this Agreement until the completion of the offering, no material adverse changes shall have occurred in the business, properties and assets of the Company other than changes occurring in the ordinary course of business.

      (d) From the date of this Agreement until the completion of the offering, no claims or litigation shall have been instituted or threatened against the Company for substantial amounts or which would materially adversely affect the Company, its business or its property and no reasonable basis exists for such claims or threats. Further, no proceeding shall have been instituted or threatened against the Company before any regulatory body wherein an unfavorable ruling would have a material adverse effect on the Company.

      (e) From the date of this Agreement until the completion of the offering of the Shares, no material adverse change shall have occurred in the operation, financial condition, management or credit of the Company or in any conditions affecting the prospects of its business.

D.E. Frey & Company, Inc.
Page 22
September ___, 1997

      (f) From the date of this Agreement until the completion of the offering, the Company shall not have sustained any loss on account of fire, flood, accident or calamity of such character as materially adversely affects its business or property, regardless of whether or not the loss has been insured.

      (g) The Commission shall have declared the Company's Form 8-A effective and the Shares shall have been approved for trading on either of the NASDAQ SmallCap Market or American Stock Exchange.

      (h) The Underwriter shall have received from the independent public accountants for the Company two letters addressed to the Underwriter, one dated the Effective Date and one dated the date of the release of the funds from the Escrow Account ("Release Date") to the Company, to the effect that they are independent public accountants with respect to the Company within the meaning of the Act and the published Rules and Regulations. In the letter dated the date of this Agreement, they shall state their conclusions and findings with respect to such financial, accounting, and statistical information and other matters contained in the Registration Statement as have been approved by the Underwriter prior to the execution of this Agreement. In the letter dated the Release Date, they shall state as of such date their conclusions and findings with respect to the financial information and other matters covered by their letter dated the date of this Agreement, the purpose of the letter to be delivered on the Release Date being to update in all respects the conclusions and findings set forth in the prior letter or letters.

      (i) On the Release Date, the Underwriter shall have received from the president or vice president of the Company and the treasurer of the Company certificates dated as of such date, in form satisfactory to the Underwriter, to the effect that:

            (i) The representations and warranties of the Company contained in paragraph 1 of this Agreement are complete and true.

            (ii) All of the conditions precedent in paragraphs 12(b)-12(g) of this Agreement have been performed and the representations of these conditions precedent are true.

            (iii) No stop order or other proceedings have been instituted or threatened by the Commission or any state authority which would adversely affect the offering of the Shares.

            (iv) This Agreement and the Warrants have been duly authorized and executed and constitute valid agreements of the Company and with respect to the Warrants are binding agreements and are enforceable according to their terms.

D.E. Frey & Company, Inc.
Page 23
September ___, 1997

            (v) The respective signers have each carefully examined the Registration Statement and definitive Prospectus and any amendments and supplements, and to the best of their knowledge the Registration Statement and definitive Prospectus and any amendments and supplements contain all statements required to be stated therein. All statements contained therein are true and correct, and neither the Registration Statement, definitive Prospectus nor any amendment, supplement or sticker thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Since the Effective Date of the Registration Statement, there has occurred no event required to be stated therein or necessary to make the statements therein not misleading, and since the Effective Date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented Prospectus which has not been so set forth.

      (j) On the Effective Date and on the closing date, the Underwriter shall have received from the Company's legal counsel a Blue Sky memorandum setting forth the states in which the Shares may be sold and the number of Shares that may be sold in each such state.

      (k) On the Release Date the Company and the Underwriter shall have received a written opinion from the Company's counsel stating that:

            (i) The Company has filed a Registration Statement on Form S-1 relating to the Shares with the Commission pursuant to the Act, the Registration Statement has become effective under the Act, and the Registration Statement, Prospectus and all other documents filed with the Commission comply as to form with all requirements of the Act in all material respects (except for the financial statements and other financial data included therein, as to which counsel need express no opinion). The Company has also filed Form 8-A under the Securities Exchange Act of 1934 which has become effective.

            (ii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Texas, and has the corporate power and authority to own its properties and to carry on its business as described in the Registration Statement and Prospectus.

            (iii) The Company and its subsidiaries duly qualified and in good standing as foreign corporations authorized to do business in all jurisdictions in which the character of the properties owned or held under lease or the nature of the business conducted requires such qualification except where the failure to qualify would not have a material adverse effect on the business of the Company.

D.E. Frey & Company, Inc.
Page 24
September ___, 1997

            (iv) To the best knowledge of counsel and after reasonable investigation, the Company possesses adequate licenses, certificates, authorizations or permits issued by the appropriate federal, state and local regulatory authorities necessary to conduct its business as described in the Prospectus and to retain possession of its properties. Counsel is unaware of any notice of any proceeding relating to the revocation or modification of any of these certificates or permits having been received by the Company.

            (v) That certain Agreement and Plan of Reorganization of even date herewith has become effective, is legally binding in accordance with its terms and United Wellhead Services, Inc., Flare King, Inc. and Hi-Tech Compression, Inc. are, as of the date hereof, wholly owned subsidiaries of the Company; Counsel is unaware of any other subsidiaries of the Company.

            (vi) This Agreement and the Warrants to be issued to the Underwriter or its designatees have been fully authorized and executed by the Company and constitute valid agreements of the Company except that no opinion need be expressed as to the validity of the indemnification provisions insofar as they are or may be held to be violative of public policy (under either state or federal law), the availability of specific performance or other equitable remedies, the effects of bankruptcy, insolvency, moratorium and all other similar laws and decisions affecting the rights of creditors generally.

            (vii) The authorized and outstanding capital stock of the Company is as set forth in the Prospectus; the Common Stock of the Company and the Warrants to be issued to the Underwriter conform in all material respects to the statements concerning them in the Prospectus; the outstanding Common Stock of the Company contain no preemptive rights; the Shares to be sold in the offering and the Articles of Incorporation and the Warrants have been, and the Common Stock issuable upon exercise of the Warrants, will be, duly and validly authorized and, upon issuance thereof and payment therefor validly issued, fully paid and nonassessable, and will not be subject to the preemptive rights of any shareholder of the Company.

            (viii) A sufficient number of shares of Common Stock have been duly reserved for issuance upon the exercise of the Warrants.

            (ix) To the best knowledge of counsel and after reasonable investigation, the Company is not in default of any of the contracts, leases or agreements to which it is a party.

D.E. Frey & Company, Inc.
Page 25
September ___, 1997

            (x) To such counsel's knowledge, no consents, approvals, authorizations or orders of agencies, officers or other regulatory authorities are required for the valid authorization, issuance or sale of the Common Stock or the Warrants contemplated by this Agreement, except for those consents, approvals, authorizations, and orders which the Company has obtained and which are in full force and effect under the Securities Act, the Exchange Act, and under applicable state securities laws in connection with the purchase and distribution of such securities by the Underwriter, and the clearance of the underwriting compensation by the NASD.

            (xi) The issuance and sale of the Shares as described in the Prospectus and the Warrants, the consummation of the transactions herein contemplated, and the compliance with the terms of this Agreement will not conflict with or result in a breach of any of the terms, conditions, or provisions of or constitute a default under the articles of incorporation or by-laws of the Company; nor, to such counsel's knowledge, will they conflict with or result in a breach of any of the terms, conditions, or provisions of any note, indenture, mortgage, deed of trust, or other agreement or instrument to which the Company is a party or by which the Company or any of its property is bound, other than for which the Company has received a consent or waiver of such conflict, breach or default, or where such conflict or breach would not have a material adverse effect on the business of the Company; or any existing law (provided this paragraph shall not relate to federal or state securities laws), order, rule, regulation, writ, injunction, or decree known to such counsel of any government, governmental instrumentality, agency, body, arbitration tribunal, or court, domestic or foreign, having jurisdiction over the Company or its property.

            (xii) Counsel is unaware of any contracts or other documents required to be described in the Registration Statement or in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

            (xiii) Counsel is unaware of any contracts or documents that have not been disclosed in the Prospectus that are material to the representations in the Prospectus and that would require disclosure in order to make statements made not misleading.

            (xiv) To the best knowledge of counsel and after reasonable investigation, and except as described in the Prospectus, the Company has marketable title to all properties described in the Prospectus as owned by it; the properties are free and clear of all liens, charges, encumbrances or restrictions; all of the leases, subleases and other agreement under which the Company holds its properties are in full force and effect; the Company is not in default under any of the material terms or provisions of any of the leases, subleases or other agreements; and there are no claims against

D.E. Frey & Company, Inc.
Page 26
September ___, 1997

      the Company concerning its rights under the leases, subleases and other agreements and concerning its right to continued possession of its properties.

            (xv) Counsel has no knowledge of any promoter, affiliate, parent or control person of the Company except as are described in the Registration Statement and Prospectus.

            (xvi) To the knowledge of counsel, the Company has paid all taxes which are shown as due and owing on the financial statements included in the Registration Statement and Prospectus.

            (xvii)To the best knowledge of counsel and after reasonable investigation, no stop order or other proceedings have been instituted or threatened by the Commission or any state or local authority which would adversely affect the offering of the Shares.

            (xviii) To the best knowledge of counsel and after reasonable investigation, no claim or litigation has been instituted or threatened against the Company.

            (xix) To the best knowledge of counsel and after reasonable investigation, all material documents and contracts relating to the Company's affairs have been furnished to the Underwriter's counsel.

            (xx) To the best knowledge of counsel and after reasonable investigation, neither the Company nor its affiliates is currently offering any securities for sale except as described in the Registration Statement.

            (xxi) On the basis of a reasonable inquiry by such counsel, including participation in conferences with representatives of the Company and its accountants at which the contents of the Registration Statement and the Prospectus and related matters were discussed, and without expressing any opinion as to the financial statements or other financial data contained therein: (i) nothing has come to such counsel's attention which leads them to believe that the Registration Statement and the Prospectus, do not comply as to form in all material respects with the require ments of the Securities Act; and (ii) nothing has come to their attention which leads them to believe that the Registration Statement or the Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

D.E. Frey & Company, Inc.
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September ___, 1997

      As to all factual matters, including without limitation the issuance of stock certificates and receipt of payment therefor, the states in which the Company transacts business, and the adoption of resolutions reflected by the Company's minute book, such counsel may rely on the certificate of an appropriate officer of the Company. Counsel's opinion as to the validity and enforceability of any and all contracts and agreements referenced herein may exclude any opinion as to the validity or enforceability of any indemnification or contribution provisions thereof, or as the validity or enforceability of any such contract or agreement may be limited by bankruptcy or other laws relating to or affecting creditors' rights generally and by equitable principles.

      13.   TERMINATION.

      (a) This Agreement may be terminated by the Underwriter by notice to the Company in the event that the Company shall have failed or been unable to comply with any of the terms, conditions or provisions of this Agreement on the part of the Company to be performed, complied with or fulfilled within the respective times herein provided for, unless compliance therewith or performance or satisfaction thereof shall have been expressly waived by the Underwriter in writing.

      (b) This Agreement may be terminated bv the Underwriter bv notice to the Company if the Underwriter believes in its sole judgment that any adverse changes have occurred in the management of the Company, that material adverse changes have occurred in the financial condition or obligations of the Company or if the Company shall have sustained a loss by strike, fire, flood, accident or other calamity of such a character as, in the sole judgment of the Underwriter, may interfere materially with the conduct of the Company's business and operations regardless of whether or not such loss shall have been insured.

      (c) This Agreement may be terminated by the Underwriter by notice to the Company at any time if, in the sole judgment of the Underwriter, payment for and delivery of the Shares is rendered impracticable or inadvisable because (i) additional material governmental restrictions not in force and effect on the date hereof shall have been imposed upon the trading in securities generally, or minimum or maximum prices shall have been generally established on the New York or American Stock Exchange, or trading in securities generally on either such Exchange shall have been suspended, or a general moratorium shall have been established by federal or state authorities, or (ii) a war or other national calamity shall have occurred, or (iii) substantial and material changes in the condition of the market (either generally or with reference to the sale of the Shares to be offered hereby) beyond normal fluctuations are such that it would be undesirable, impracticable or inadvisable in the sole judgment of the Underwriter to proceed with this Agreement or with the public offering or (iv) of any matter materially adversely affecting the Company.

D.E. Frey & Company, Inc.
Page 28
September ___, 1997

      (d) In the event any action or proceeding shall be instituted or threatened against the Underwriter, either in any court of competent jurisdiction, before the Commission or any state securities commission concerning its activities as a broker or dealer that would prevent the Underwriter from acting as such, at any time prior to the effective date hereunder, or in any court pursuant to any federal, state, local or municipal statute, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of the Underwriter's assets or if the Underwriter makes an assignment for the benefit of creditors, the Company shall have the right on three days' written notice to the Underwriter to terminate this Agreement without any liability to the Underwriter of any kind except for the payment of expenses as provided paragraphs 4(a) and 5 herein.

      (e) Any termination of this Agreement pursuant to this paragraph 13 shall be without liability of any character (including, but not limited to, loss of anticipated profits or consequential damages) on the part of any party hereto, except that in such event (i) the Underwriter shall provide the Company with a statement of its accountable expenses, which shall include but are not limited to, the Underwriter's counsel fees, consultants' fees, entertainment expenses, travel expenses, postage expenses, office costs, advertising costs, clerical costs, due diligence meeting expenses, duplication expenses, long-distance telephone expenses, and general and administrative expenses incurred in connection with the proposed offering and (ii) if such accountable expenses are more than the amount of the nonaccountable expense payments the Company has made to the Underwriter, the Underwriter shall bear such excess or if such accountable expenses are less than the amount of the nonaccountable expense payments the Underwriter has received from the Company, the Underwriter shall return the difference to the Company.

      14. FEE UPON OCCURRENCE OF CERTAIN EVENTS. If after signing this Agreement and before the closing of the offering of the Shares, the Company agrees to a merger, consolidation or other business combination, or to any acquisition of its assets, or if the holders of at least 50% of the Company's outstanding common stock agree to sell or transfer their common stock, the Company will pay the hereinafter described fee to the Underwriter upon consummation of any such transaction if the offering of the Shares is thereafter abandoned by the Company or the Underwriter. If the Company and/or the Company's shareholders receive only cash in any such transaction, the fee that the Company will pay to the Underwriter is $100,000 in cash which will be paid upon consummation of the transaction. In all other cases, the fee payable to the Underwriter by the Company will have a value of $100,000 but the actual form of such fee and the time of the payment thereof will be negotiated between the Company and the Underwriter.

      15. NOTICES. All notices shall be in writing and shall be delivered at or mailed to the following addresses to the following addresses with written confirmation thereafter:

D.E. Frey & Company, Inc.
Page 29
September ___, 1997

            To the Company:

                        UNITED WELLHEAD SERVICES, INC.
                        615 Upper North Broadway, Suite 950
                        Corpus Christi, Texas 78477

            To the Underwriter:

                        D.E. FREY & COMPANY, INC.
                        1700 Lincoln Street, Suite 2200
                        Denver, Colorado 80203

      16. BINDING EFFECT. This Agreement shall inure to the benefit of and be binding upon the Company and the Underwriter (including the participating dealers as provided in paragraphs 9 and 10) and their successors. Nothing expressed in this Agreement is intended to give any person other than the persons mentioned in the preceding sentence any legal or equitable right, remedy or claim under this Agreement. However, the representations, warranties and indemnity and defense obligations of the Company included in this Agreement also inure to the benefit of any person who controls the Underwriter and participating dealers within the meaning of Section 15 of the Act and the representations, warranties, indemnities and defense obligations of the Underwriter and participating dealers inure to the benefit of each officer who signs the Registration Statement, each director of the Company and each person who controls the Company within the meaning of Section 15 of the Act.

      17.   MISCELLANEOUS PROVISIONS.

      (a) Time shall be of the essence of this Agreement.

      (b) This Agreement shall be construed according to the laws of the State of Colorado.

      (c) The representations and warranties made in this Agreement shall survive the termination of this Agreement and shall continue in full force and effect regardless of any investigation made by the party relying upon any such representation or warranty.

      (d) This Agreement is made solely for the benefit of the Company and its officers, directors and controlling persons within the meaning of Section 15 of the Act and of the Underwriter and its officers, directors and controlling persons within the meaning of Section 15 of the Act, and their respective successors, heirs and personal representatives, and no other person shall acquire or have any right under or by virtue of this Agreement. The term

D.E. Frey & Company, Inc.
Page 30
September ___, 1997

"successor" as used in this Agreement shall not include any purchaser, as such, of the Shares.

      (e) The Underwriter will provide upon closing a list of all the names and addresses of all participating dealers and shall provide the Company with such changes of the addresses or names of such participating dealers as occur and of which the Underwriter is notified. Further, the Underwriter shall use its best efforts to maintain the current names and addresses of all participating dealers during the terms of this Agreement.

      If this Agreement correctly sets forth our understanding, please indicate your acceptance in the space provided below for that purpose.

                                    Very truly yours,

                                    UNITED OILFIELD SERVICES, INC.,
                                    a Texas corporation

                                    By:____________________________________
                                       Wallace Sellers, Chief Executive Officer

Confirmed and accepted as of the date of this Agreement:

D.E. FREY & COMPANY, INC.,
a Colorado corporation

By:___________________________
     Dale E. Frey, President